Foundation Building Materials Provides Business
and Financial Update Regarding COVID-19

In response to the COVID-19 disruption, Foundation Building Materials is:

•	First and foremost, ensuring the health and safety of its employees, customers and communities

•	Continuing to provide products to its customers to build essential infrastructure with expected first quarter net sales in the range of $520-$525 million

•	Maintaining business continuity with most of its branch network operational as "essential businesses"

•	Safeguarding its balance sheet and liquidity

•	Withdrawing its full year 2020 financial guidance

Santa Ana, Calif., Foundation Building Materials, Inc. (“FBM” or the “Company”) (NYSE: FBM), one of the largest specialty building products distributors of wallboard, suspended ceiling systems and metal framing in North America, today announced an operational update on its business and the Company’s response to the coronavirus (COVID-19) disruption. In addition, the Company is providing a preliminary range of net sales, cash on hand and availability on the Company's revolving credit facility for the quarter ended March 31, 2020. The Company is also withdrawing its full year 2020 financial guidance issued on February 24, 2020.
“Our thoughts and prayers are with those affected by the virus and we are especially thankful to all healthcare workers for their critical efforts to support patients during this challenging time,” said Ruben Mendoza, President and Chief Executive Officer. “While our anticipated first quarter net sales reflect the resiliency of our operations and the ability of our team to navigate well during a volatile quarter, we have implemented a number of cost-saving initiatives and have reduced non-essential discretionary spending in response to the uncertainty caused by the COVID-19 disruption. Given the strength of our financial position and the underlying fundamentals of our business, we believe our company is well-positioned to navigate the challenging macroeconomic environment.”
Safeguarding Employees, Customers and Communities
The health and safety of the Company’s employees and customers is of paramount importance as the Company seeks to fulfill its responsibility as part of an “Essential Critical Infrastructure Sector.” The Company continues to operate the vast majority of its branches throughout the United States and Canada utilizing safety precautions based on recommendations from federal, state and local authorities. However, due to certain COVID-19 related restrictions, the Company has currently reduced branch operations, mainly in Pennsylvania, Michigan, certain areas of Northern California and the state of Washington.
The COVID-19 disruption is impacting the communities in which the Company operates. In response, the Company is taking steps to support its communities through donations of thousands of N95 masks to local hospitals.
Preliminary First Quarter 2020 Net Sales Range
The Company experienced solid end market activity levels through most of the first quarter. The Company expects first quarter 2020 net sales to be in the range of $520 million to $525 million.

Withdrawing Full Year 2020 Guidance
Considering the rapidly evolving COVID-19 disruption and uncertain macroeconomic environment, the Company is withdrawing its full year 2020 guidance issued on February 24, 2020. The Company anticipates its future financial performance will be adversely impacted due to the effects of the COVID-19 disruption, but the magnitude and timing of this impact is too dependent on external factors to reliably provide guidance at this time. The Company plans to provide an update on the business during its first quarter 2020 earnings call on May 12, 2020.
Liquidity and Capital Resources
FBM entered the COVID-19 disruption with a solid balance sheet. Since then, the Company has taken proactive steps to further enhance its financial flexibility, liquidity and cash flow to put the Company in a strong position to return to normal operations when conditions allow, including:

•	drawing down an additional $120 million of cash under its revolving credit facility;

•	delaying or reducing capital expenditures that are not anticipated to impact near-term business;

•	deferring or limiting non-essential operating expenses;

•	reducing salaries for exempt employees, led by voluntary salary reductions by certain members of its senior management team, including a 50% salary reduction for its Chief Executive Officer;

•	reducing independent board member compensation, led by voluntary annual cash retainer reductions of 50%;

•	optimizing all areas of working capital;

•	restricting hiring, deferring wage increases and reducing other costs to protect existing jobs;

•	furloughing team members associated with temporary branch closures; and

•	temporarily suspending acquisition-related activity.

As a result of the additional draw down under its revolving credit facility, as of March 31, 2020, the Company had cash on hand of approximately $141 million and approximately $140 million of remaining borrowing capacity under its revolving credit facility. In addition, the Company is in the process of assessing the various options that may be available to obtain relief under applicable federal assistance programs.
About Foundation Building Materials
Foundation Building Materials is a specialty building products distributor of wallboard, suspended ceiling systems, and metal framing throughout North America. Based in Santa Ana, California, the Company operates more than 175 branches across the United States and Canada. Learn more at www.fbmsales.com or follow us on LinkedIn, Twitter, Instagram, or Facebook.
Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.
Forward-looking statements contained in this press release are subject to numerous risks and uncertainties including, without limitation:

•
the preliminary nature of the financial information provided for the quarter ended March 31, 2020, which is subject to change as a result of various factors, including normal quarter-end adjustments, that could cause actual results to differ materially from the preliminary results;

•	the impact of the COVID-19 disruption on the Company's business, the markets in which the Company operates, and macroeconomic conditions generally;

•	the impact of cost-saving initiatives on the Company’s financial and liquidity position;

•	disruptions in the Company’s ability to draw down additional amounts under its credit facility or to comply with existing covenants and debt service obligations;

•
federal, state and local government initiatives to mitigate the impact of the COVID-19 disruption, including additional restrictions on business activities, shelter-in-place orders and other restrictions;

•	the Company's ability to qualify as an essential business or service under state, county or local orders;

•	the timing, amount and availability of economic stimulus or other initiatives by federal, state or provincial governments;

•
the Company’s ability to accurately assess and predict the impact of the COVID-19 disruption on its results of operations, financial condition, liquidity position, acquisition and disposition activities and growth opportunities; and

•
the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings the Company makes from time to time with the Securities and Exchange Commission.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, public health and technological factors outside of the Company's control, which may cause its business, strategy or actual results to differ materially from the forward-looking statements. Forward-looking statements made in this press release are based on information currently available to the Company and speak only as of the date on which they are made. The Company does not intend, and undertakes no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or the listing rules of the New York Stock Exchange. Investors are referred to its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by any forward-looking statement. In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the challenges and impacts of COVID-19, or in response to other business developments, which changes may be inconsistent with the Company's prior forward-looking statements, and which may not be disclosed in future public announcements.
Investor Relations:
John Moten, IRC
Foundation Building Materials, Inc.
657-900-3200
Investors@fbmsales.com

Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel
212-355-4449

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